Exhibit 99.1

                             JOINT FILING AGREEMENT



The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated: February 15, 2008

S.A.C. CAPITAL ADVISORS, LLC


By: /s/ Peter Nussbaum
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Name:   Peter Nussbaum
Title:  Authorized Person


S.A.C. CAPITAL MANAGEMENT, LLC


By: /s/ Peter Nussbaum
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Name:   Peter Nussbaum
Title:  Authorized Person


CR INTRINSIC INVESTORS, LLC


By: /s/ Peter Nussbaum
   -------------------------------

Name:   Peter Nussbaum
Title:  Authorized Person


CR INTRINSIC INVESTMENTS, LLC


By: /s/ Peter Nussbaum
   -------------------------------

Name:   Peter Nussbaum
Title:  Authorized Person


STEVEN A. COHEN


By: /s/ Peter Nussbaum
   -------------------------------

Name:   Peter Nussbaum
Title:  Authorized Person